JOINT FILING INFORMATION

Reporting Person:	STELLIAM INVESTMENT MANAGEMENT LP

Address:	31 WEST 52 STREET

16TH FLOOR

NEW YORK, NY 10019

Designated Filer:	STELLIAM INVESTMENT MANAGEMENT LP

Issuer and Symbol:	EXPRESSJET HOLDINGS, INC. (XJT)

Date of Event

Requiring Statement:	09/11/09

Signature:	/s/ Gregg Kudisch_______________
Gregg Kudisch, Chief Financial Officer

Reporting Person:	ROSS MARGOLIES

Address:	31 WEST 52 STREET

16TH FLOOR

NEW YORK, NY 10019

Designated Filer:	STELLIAM INVESTMENT MANAGEMENT LP

Issuer and Symbol:	EXPRESSJET HOLDINGS, INC. (XJT)

Date of Event

Requiring Statement:	09/11/09

Signature:	/s/ Ross Margolies______

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